                                                                     EXHIBIT 11

                     STERLING VISION, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)
                      (In Thousands, Except Per Share Data)

                                                      For the Three Months Ended
                                                               March 31,
                                                           1997       1996
                                                           ----       ----
   PRIMARY EARNINGS

         Net income                                       $   326   $   158
                                                          =======   =======

         Weighted average number of common
            shares outstanding                             12,387    12,277

         Weighted average number of common shares
            to be issued                                      450      --

         Incremental shares based on the treasury
           stock method for stock options and warrants,
           using the average market price                     402       104
                                                          -------   -------

         Weighted average number of common share
           and common share equivalents outstanding        13,239    12,381
                                                          =======   =======

        Primary earnings per common share                 $   .02   $   .01
                                                          =======   =======

       FULLY DILUTED EARNINGS*
         Net income                                       $   326   $   158
                                                          =======   =======

         Weighted average number of common
            shares outstanding                             12,387    12,277

         Weighted average number of common shares
             to be issued                                     450      --

         Incremental shares based on the treasury
           stock method for stock options and warrants,
           using the average market price                     405        71
                                                          -------   -------


         Weighted average number of common share
           and common share equivalents outstanding        13,242    12,348
                                                          =======   =======

      Fully diluted earnings per common share             $   .02   $   .01
                                                          =======   =======


* This calculation is submitted in accordance with Security Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it is anti-dilutive or results in dilution of less than 3%.

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